AMENDED AND RESTATED WARRANT ANTIDILUTION AGREEMENT

         THIS AMENDED AND RESTATED WARRANT ANTIDILUTION AGREEMENT (the "Agreement" or the "Warrant Antidilution Agreement") is entered into as of April 10, 2001, by and among TIMEBEAT.COM ENTERPRISES INC, a corporation duly organized and existing under the laws of the Territory of Yukon, Province of Canada (the "Company") and Swartz Private Equity, LLC (hereinafter referred to as "Swartz" or the "Investor"), and amends and restates the Warrant Antidilution Agreement between the parties dated on or about November 16, 2000.

                                    RECITALS:

         WHEREAS, pursuant to the Company's offering ("Equity Line") of up to Twenty Five Million Dollars ($25,000,000), excluding any funds paid upon exercise of the Warrants, of Common Stock of the Company pursuant to that certain Amended and Restated Investment Agreement (the "Investment Agreement") between the Company and Swartz dated on or about April 10, 2001, the Company has agreed to sell and Swartz has agreed to purchase, from time to time as provided in the Investment Agreement, shares of the Company's Common Stock for a maximum aggregate offering amount of Twenty Five Million Dollars ($25,000,000); and

         WHEREAS, pursuant to the terms of the Investment Agreement, the Company has agreed, among other things, to issue to Swartz Commitment Warrants, as defined in the Investment Agreement, to purchase a number of shares of Common Stock, exercisable for five (5) years from their respective dates of issuance.

                                     TERMS:

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. ISSUANCE OF COMMITMENT WARRANTS. As partial consideration for entering into the Equity Line, the Company issued and delivered to Investor a warrant to purchase 760,000 shares of common stock of the Company in the form attached to the Investment Agreement as EXHIBIT U1, or such other form as agreed upon by the parties, a warrant to purchase an additional 144,000 shares of common stock of the Company in the form attached to the Investment Agreement as EXHIBIT U2, or such other form as agreed upon by the parties, and on or about the date of execution of this Amended and Restated Investment Agreement, the Company issued and delivered to Investor warrants in the form attached to the Investment Agreement as EXHIBIT U3, or such other form as agreed upon by the parties, to purchase AN ADDITIONAL 90,400 shares of Common Stock (collectively, the warrants described in this sentence are referred to as the "Commitment Warrants").

2. ISSUANCE OF ADDITIONAL WARRANTS. On each six month anniversary of the date of execution by the Company and the Investor of the initial Commitment Warrants (each, a "Six Month Anniversary Date") continuing throughout the term of the Commitment Warrant, the Company shall issue to the Investor additional warrants (the "Additional Warrants"), to purchase a number of shares of Common Stock, if necessary, such that the sum of the number of Commitment Warrants and the number of Additional Warrants issued to Investor shall equal at least "Y%" of the number of fully diluted shares of Common Stock of the Company on such Six Month Anniversary Date (not including any shares issued or issuable to Swartz), where "Y" shall equal 4.0% for the first Six Month Anniversary Date, and shall be reduced by 0.5% for each Six Month

Anniversary Date beginning on and following the second Six Month Anniversary Date. The Additional Warrants shall be in the form of EXHIBIT A hereto, and shall initially be exerciseable at the same price as the Commitment Warrants (as most recently reset), shall have the same reset provisions as the Commitment Warrants (which resets shall occur on each six month anniversary of the date of issuance of the applicable Additional Warrant throughout the term of the applicable Additional Warrant), shall have registration rights as set forth in the Amended and Restated Registration Rights Agreement dated April 4, 2001 between the Company and the Investor, and shall have a 5-year term.

3. OPINION OF COUNSEL. Concurrently with the issuance and delivery of the Commitment Opinion (as defined in the Investment Agreement) to the Investor, or on the date that is six (6) months after the date of this Agreement, whichever is sooner, the Company shall deliver to the Investor an Opinion of Counsel (signed by the Company's independent counsel) covering the issuance of the Commitment Warrants and the Additional Warrants, and the issuance and resale of the Common Stock issuable upon exercise of the Warrants and the Additional Warrants.

4. CHANGE IN CORPORATE ENTITY. Except in connection with the Change of Domocile (as that term is defined in the Investment Agreement), the Company shall not, at any time after the date hereof, enter into any merger, consolidation or corporate reorganization of the Company with or into, or transfer all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity in such transaction, if not the Company (the "Surviving Entity"), (i) has Common Stock listed for trading on Nasdaq, on another national stock exchange or on the O.T.C. Bulletin Board, and is a Reporting Issuer, (ii) assumes by written instrument the Company's obligations with respect to this Warrant Antidilution Agreement and the Additional Warrants, including but not limited to the obligations to deliver to the Investor shares of Common Stock and/or securities that Investor is entitled to receive pursuant to this Warrant Antidilution Agreement and upon exercise of the Additional Warrants and agrees by written instrument to reissue, in the name of the Surviving Entity, any Additional Warrants (each in the same terms, including but not limited to the same reset provisions, as the Commitment Warrants originally issued or required to be issued by the Company) that are outstanding immediately prior to such transaction, making appropriate proportional adjustments to the number of shares represented by such Additional Warrants and the exercise prices of such Additional Warrants to accurately reflect the exchange represented by the transaction.

5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Securities Exchange Act of 1934, which matters shall be construed and interpreted in accordance with such laws.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 10th day of APRIL, 2001.


--------------------------------------------------------------------------------
                                           SUBSCRIBER:
TIMEBEAT.COM ENTERPRISES INC.              SWARTZ PRIVATE EQUITY, LLC.



By: /s/ Thomas L. Crom                     By:  /s/ Eric S. Swartz
   -------------------------------            ----------------------------------
     Thomas L. Crom, Chairman                     Eric S. Swartz, Manager


Timebeat.com Enterprises Inc.              300 Colonial Center Parkway
237 Whites Way                             Suite 300
Payson, AZ 85541                           Roswell, GA  30076
Telephone: (520) 474-9151                  Telephone: (770) 640-8130
Facsimile:  (520) 474-8354                 Facsimile:  (770) 640-7150

--------------------------------------------------------------------------------